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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                              36-3800435
(State of incorporation                               (I.R.S. employer
if not a U.S. national bank)                          identification no.)
2 N. LaSalle Street
Suite 1020
Chicago, Illinois                                     60602
(Address of principal executive offices)              (Zip code)

                           ---------------------------

                           Constellation Brands, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                              16-0716709
(State of incorporation                               (I.R.S. employer
if not a U.S. national bank)                          identification no.)


     New York                 Canandaigua Wine Company, Inc.          16-1462887
     New York          Constellation International Holdings Limited   16-1195581
     New York                     Roberts Trading Corp.               16-0865491
England and Wales                  Canandaigua Limited                98-0198402
 The Netherlands                     Canandaigua B.V.                 98-0205132
    Australia               CBI Australia Holdings Pty Limited        98-0392676
    Australia              Constellation Australia Pty Limited        98-0392675
     Delaware                   Franciscan Vineyards, Inc.            94-2602962
    California                        Allberry, Inc.                  68-0324763

    California                    Cloud Peak Corporation              68-0324762
    California                       M.J. Lewis Corp.                 94-3065450
    California                    Mt. Veeder Corporation              94-2862667
     Delaware                      Barton Incorporated                36-3500366
     Delaware                      Barton Brands, Ltd.                36-3185921
     Maryland                       Barton Beers, Ltd.                36-2855879
   Connecticut              Barton Brands of California, Inc.         06-1048198
     Georgia                  Barton Brands of Georgia, Inc.          58-1215938
     New York                 Barton Distillers Import Corp.          13-1794441
     Delaware                  Barton Financial Corporation           51-0311795
     Illinois                      Barton Canada, Ltd.                36-4283446
    Wisconsin                Barton Beers of Wisconsin, Ltd.          39-0638900
     Illinois                     Monarch Import Company              36-3539106



300 WillowBrook Office Park
Fairport, New York                                    14450
(Address of principal executive offices)              (Zip code)

                           ---------------------------

                                 Debt Securities
                       (Title of the indenture securities)

 = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

---------------------------------------------------------------- --------------------------------------------

                       Name                                                        Address
---------------------------------------------------------------- --------------------------------------------

        Office of Banks & Trust Companies of the State           500 E. Monroe Street
        of Illinois                                              Springfield, Illinois 62701-1532
        Federal Reserve Bank of Chicago                          230 S. LaSalle Street
                                                                 Chicago, Illinois 60603

         (B)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

         2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 21st day of November, 2003.


                                                BNY Midwest Trust Company


                                          By:       /S/  D. DONOVAN
                                            ------------------------------------
                                                Name:  D. DONOVAN
                                                Title: ASSISTANT VICE PRESIDENT

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602

Including the institution's domestic and foreign subsidiaries completed as of the close of business on June 30, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                 ASSETS                                                 THOUSANDS OF DOLLARS
                                 ------                                                 --------------------
1.      Cash and Due from Depository Institutions......................                  28,746
2.      U.S. Treasury Securities.......................................                   - 0 -
3.      Obligations of States and Political Subdivisions...............                   - 0 -
4.      Other Bonds, Notes and Debentures..............................                   - 0 -
5.      Corporate Stock................................................                   - 0 -
6.      Trust Company  Premises,  Furniture,  Fixtures and Other
        Assets Representing Trust Company Premises..............                            831
7.      Leases and Lease Financing Receivables..................                          - 0 -
8.      Accounts Receivable.....................................                          4,538
9.      Other Assets............................................
        (Itemize amounts greater than 15% of Line 9)

                GOODWILL .................................86,813

                                                                                         86,881
10.     TOTAL ASSETS............................................                        120,996


                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602

                                  LIABILITIES                                    THOUSANDS OF DOLLARS
                                  -----------                                    --------------------
11.     Accounts Payable...............................................                      14
12.     Taxes Payable..................................................                   - 0 -
13.     Other Liabilities for Borrowed Money...........................                  25,425
14.     Other Liabilities..............................................
        (Itemize amounts greater than 15% of Line 14)

                Taxes Payable to Parent Company............5,181
                Reserve for Taxes..........................3,991
                                                                                          9,480
15.     TOTAL LIABILITIES
                                                                                         34,919
                                 EQUITY CAPITAL
                                 --------------
16.     Preferred Stock................................................                   - 0 -
17.     Common Stock...................................................                   2,000
18.     Surplus........................................................                  62,130
19.     Reserve for Operating Expenses.................................                   - 0 -
20.     Retained Earnings (Loss).......................................                  21,947
21.     TOTAL EQUITY CAPITAL...........................................                  86,077
22.     TOTAL LIABILITIES AND EQUITY CAPITAL...........................                 120,996


I,      Keith A. Mica, Vice President
  -----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                             /s/ Keith A. Mica
                              --------------------------------------------------
                              (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 29th day of     July            , 2003.
                                                   --------------------  ----
My Commission expires May 15, 2007.
                     -------------

                                         /s/ Joseph A. Giacobino, Notary Public
                                         -----------------------

(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.


           Christine Anderson                         (212) 437-5984
----------------------------------------    ------------------------------------
                  Name                          Telephone Number (Extension)